Exhibit 10.117

STORAGE PARKING LEASE

This Agreement is made and entered in this 1st day of March, 2012, between Allen Robinson; of 8283 Brock Bridge Road, Laurel, MD. 20724, hereinafter referred to as “Lessor or Landlord” and John W. Ritter Trucking Incorporated / Matt Ritter, of 8271 Brock Bridge Road, hereinafter referred to as “Lessee or Tenant”.

WHEREAS, Lessor desires to lease to Lessee and Lessee desires to lease from Lessor the premises generally described as: Storage Parking Spaces L Thru Z (see attached diagram) located at 8283 Brock Bridge Road , Laurel, MD. 20724 it is herein agreed as follows:

1.Lessor hereby leases to Tenant, the premises described above for a term of five years beginning March 1st, 2012 and ending February 28th, 2017. Lessee will, after the five years tenancy, have (2) three year options to renew this lease under the existing terms and conditions. To enforce these options, Lessee must inform the Landlord of the Lessee’s intention to renew at least 90 days prior to the lease expiration.

2.Tenant agrees to pay the rent herein provided subject to the terms and conditions set forth herein.

3.Tenant shall pay to Landlord a monthly Rent of Three thousand dollars ($3,000.00) to be paid in advance on the first day of each month, to the address of Landlord as stated above or at such other address as Landlord may, from time to time, require. The Monthly Rent shall increase two percent (2%) on each anniversary of the Commencement Date during the term of this lease and any extension thereof. Payments per month schedule will be as follows:

Year 1: $3,000.00 Year 2: $3,060.00 Year 3: $3,121.20 Year 4: $3,183.63 Year 5: $3,247.30

4.Upon receiving any payment of the rent in cash, Lessor agrees to issue a receipt stating Tenants name, a description of the premises, the amount of rent paid, the date paid and the period for which rent is paid.

5.Lessor covenants that the leased premises are clean and that there exists no violation of any applicable building code, law or regulation.

6.Tenant agrees to use the premises exclusively for the storage of personal property, merchandise, supplies, Trucks, Trailers or other material owned by Tenant and for no other use without prior approval from Lessor.

7.Tenant understands and agrees that the use of electricity for food freezers, refrigerators and other appliances are not included.

8.Tenant agrees to keep the immediate premises in good order and to advise Lessor or his agent of any needed maintenance or repairs.

9.Tenant shall not store any items outside the storage area nor dispose of any trash outside the storage area other than in containers provided by Lessor.

10.Tenant shall not keep or have in or on the leased premises any article or thing which might be pronounced “hazardous” or “extra hazardous” by any responsible insurance company.

11.Tenant agrees not to commit a nuisance in or upon said premises so as to substantially interfere with the comfort or safety of occupants of adjacent buildings.

12.Lessor is not responsible for any loss or damage due to tire, theft, water, wind, hurricane or any cause whatsoever to the property of Tenant, nor is Lessor required to carry any insurance to cover same.

13.Tenant, at his own expense, shall obtain his own insurance to the property stored in said premises.

14.Tenant shall not sublease said premises without the written consent of Lessor.

15.Tenant may not make any alterations to the premises without the written consent of Lessor.

16.Lessor acknowledges that Tenant has made a security deposit in the amount of $2,500.00 to be used by Lessor at the termination of this lease for the cost of repairs, if any, to the premises caused by the intentional or negligent acts of Tenant.

17.Lessor agrees to return said security deposit to Tenant upon Tenants vacating the premises in a clean condition subject to the terms and conditions set forth herein.

18.Lessor shall have the right to enter said premises at any time to inspect same, to make repairs or to enforce this lease.

19.Tenant, at his own expense, may provide a suitable means of locking said premises, giving a key or combination to any locking device to Lessor so that he or his agent may affect entry for any of the purposes enumerated above.

20.Tenant agrees to pay to the Lessor, as additional rent, a late charge equal to five percent (5%) of such late payment for each month or portion thereof for which payment is due but unpaid for more than five (5) days.

21.Lessor and Tenant agree that this lease, when filled out and signed, is a binding legal obligation.

22.Lease constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

	Lessor	Date

/s/ Matthew Ritter	Lessee	Date